Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com
Ingevity reports second quarter 2025 financial results
HIGHLIGHTS:
•Net sales of $365.1 million, down 7% compared to prior year, primarily due to lower sales in Performance Chemicals
•Net loss of $146.5 million and diluted loss per share of $4.02 included an Advanced Polymer Technologies pre-tax non-cash goodwill impairment charge of $183.8 million
•Adjusted earnings of $51.1 million were up 39% and diluted adjusted earnings per share of $1.39 was up 38%
•Adjusted EBITDA of $110.0 million increased 9% and adjusted EBITDA margin improved to 30.1% primarily due to the successful execution of repositioning actions in Performance Chemicals
•Operating cash flow of $79.0 million with free cash flow of $66.8 million
•Ingevity raises the low-end of adjusted EBITDA guidance reflecting solid results year-to-date and improved expectations of North America auto production; revised EBITDA guidance is between $390 million and $415 million; maintains full year guidance of sales between $1.25 billion and $1.40 billion
The results and guidance in this release include non-GAAP financial measures. Refer to the section entitled “Use of non-GAAP financial measures” within this release. All comparisons are made versus the same period in 2024 unless otherwise stated.
NORTH CHARLESTON, S.C., August 4, 2025 – Ingevity Corporation (NYSE: NGVT) today reported its financial results for the second quarter 2025.
Net sales of $365.1 million declined 7% primarily due to lower sales in the Performance Chemicals segment. Net loss of $146.5 million and diluted loss per share of $4.02 reflected solid earnings growth offset by a pre-tax non-cash goodwill impairment charge of $183.8 million ($5.03 per share) associated with the Advanced Polymer Technologies segment. This impairment was recorded as a result of an impact assessment of heightened global trade uncertainty due to tariff announcements during the quarter, which prompted reevaluation of prior assumptions regarding the pace and strength of industrial demand recovery in key markets.
Adjusted earnings increased 39% to $51.1 million and diluted adjusted earnings per share (EPS) increased 38% to $1.39. Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was $110.0 million, an increase of 9%, with adjusted EBITDA margin of 30.1%. The EBITDA improvement is primarily attributed to the successful execution of repositioning actions in the Performance Chemicals segment which resulted in reduced raw material costs and improved product mix.
“Our strong profitability, robust free cash flow and improved leverage this quarter demonstrate our successful execution as well as the strength and resilience of our business model,” said David Li, president and CEO of Ingevity. “We are also advancing our portfolio evaluation with a focus on retaining and investing in businesses that leverage our core competencies and also allow us to continue driving sustainable growth and delivering best-in-class EBITDA margins.”
Performance Materials
Performance Materials sales were down 2% to $153.9 million as higher sales in North America partially offset lower sales in Asia and Europe, attributable primarily to tariff uncertainty. Segment EBITDA was down 6% to $77.1 million from last year’s record quarter as favorable regional mix partially offset investments in innovation to drive future growth and certain one-time employee compensation costs. Segment EBITDA margins were 50.1%.
Advanced Polymer Technologies
Sales in Advanced Polymer Technologies were down $4.6 million, or 10%, to $43.3 million primarily as a result of softening customer demand, which intensified late in the quarter due to indirect impacts from tariffs, particularly in Europe. Segment EBITDA decreased from $9.8 million to $0.9 million largely due to the planned extended outage in Q2 to install new boilers noted last quarter, and lower volumes attributed to slow industrial demand and tariff-related pressures.
Performance Chemicals
Sales in Performance Chemicals were $167.9 million, down 10%. Industrial Specialties product line sales of $48.4 million were down 14% primarily due to the impact of repositioning actions implemented during 2024. Road Technologies product line sales of $119.5 million were down 7%, primarily due to unusually wet weather across parts of the U.S. that delayed road construction projects. Segment EBITDA was $32.0 million, an improvement of $22.7 million, reflecting the successful execution of repositioning actions, which included improved product mix from the exit of certain lower-margin end markets and lower raw material costs as the remaining high-cost crude tall oil inventory was consumed during the quarter.
Liquidity/Other
Operating cash flow was $79.0 million with free cash flow of $66.8 million, reflecting improved profitability, lower repositioning spend in Performance Chemicals and disciplined capital spend. There were no share repurchases for the quarter and $353.4 million remains available under the current $500 million Board authorization. Net leverage continued to improve to 3.0 times.
Full Year 2025 Guidance
Due to solid first half results and improved North America auto production forecasts, the Company is raising the low-end of adjusted EBITDA guidance with updated guidance of between $390 million and $415 million and maintaining sales guidance between $1.25 billion and $1.40 billion.
Additional Information
The company will host a live webcast on Tuesday, August 5th, at 10:00 a.m. (Eastern) to discuss Ingevity’s first-quarter fiscal results. The webcast can be accessed here or on the investors section of Ingevity’s website. You may also listen to the conference call by dialing 833 470 1428 (inside the U.S.) and entering access code 590026. Callers outside the U.S. can find global dial-in numbers here. For those unable to join the live event, a recording will be available beginning at approximately 2:00 p.m. (Eastern) on August 5th, 2025, through August 4th, 2026.
Ingevity: Purify, Protect and Enhance
Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, bioplastics, coatings, elastomers, lubricants, paint for road markings, oil drilling, and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 24 locations around the world and employs approximately 1,600 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.
Use of non-GAAP financial measures: This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within the Appendix to this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. The company does not attempt to provide reconciliations of forward-looking non-GAAP guidance to the comparable GAAP measure because the impact and timing of the factors underlying the guidance assumptions are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, Ingevity believes such reconciliations would imply a degree of certainty that could be confusing to investors.
Forward-looking statements: This press release contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, anticipated timing, results, charges and costs of any current or future repositioning of our Performance Chemicals segment, including the announced review of strategic alternatives for the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery, the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; leadership transitions within our organization; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the current or future repositioning of our Performance Chemicals segment, including the announced review of strategic alternatives for the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery, the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; losses due to resale of crude tall oil at less than we paid for it; leadership transitions within our organization; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation, global trade tensions, and the Russia Ukraine war and conflict in the middle east; risks related to our international sales and operations, including changes in tariffs; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; planned and unplanned production slowdowns and shutdowns, turnarounds and outages, attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10 K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share data	2025	2024	2025	2024
Net sales	$365.1	$390.6	$649.1	$730.7
Cost of sales	227.2	267.4	397.8	507.8
Gross profit	137.9	123.2	251.3	222.9
Selling, general, and administrative expenses	44.2	41.4	87.3	88.6
Research and technical expenses	7.8	7.3	15.5	14.1
Restructuring and other (income) charges, net	21.9	13.1	34.2	75.9
Goodwill impairment charge	183.8	349.1	183.8	349.1
Acquisition-related costs	—	(0.2)	—	0.1
Other (income) expense, net	4.3	23.9	8.4	56.1
Interest expense, net	18.6	23.2	38.0	45.5
Income (loss) before income taxes	(142.7)	(334.6)	(115.9)	(406.5)
Provision (benefit) for income taxes	3.8	(50.9)	10.1	(66.8)
Net income (loss)	$(146.5)	$(283.7)	$(126.0)	$(339.7)

Per share data
Basic earnings (loss) per share	$(4.02)	$(7.81)	$(3.46)	$(9.36)
Diluted earnings (loss) per share	(4.02)	(7.81)	(3.46)	(9.36)
Weighted average shares outstanding
Basic	36.5	36.3	36.4	36.3
Diluted	36.5	36.3	36.4	36.3

Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2025	2024	2025	2024
Net sales
Performance Materials	$153.9	$157.2	$300.7	$302.3
Road Technologies product line	119.5	129.1	163.8	174.8
Industrial Specialties product line	48.4	56.4	99.1	157.7
Performance Chemicals	$167.9	$185.5	$262.9	$332.5
Advanced Polymer Technologies	$43.3	$47.9	$85.5	$95.9
Total Net sales	$365.1	$390.6	$649.1	$730.7

Segment EBITDA (1)
Performance Materials	$77.1	$82.2	$156.2	$160.2
Performance Chemicals	32.0	9.3	31.7	(1.3)
Advanced Polymer Technologies	0.9	9.8	13.4	19.3
Total segment EBITDA (1)	$110.0	$101.3	$201.3	$178.2
Interest expense, net	(18.6)	(23.2)	(38.0)	(45.5)
(Provision) benefit for income taxes	(3.8)	50.9	(10.1)	66.8
Depreciation and amortization (2)	(25.6)	(27.3)	(50.5)	(56.9)
Restructuring and other income (charges), net (3) (4)	(21.9)	(13.1)	(34.2)	(75.9)
Goodwill impairment charge (3) (5)	(183.8)	(349.1)	(183.8)	(349.1)
Acquisition and other-related costs (3) (6)	—	0.2	—	(0.1)
Inventory charges (3) (7)	—	—	—	(2.5)
Loss on CTO resales (3) (6)	—	(23.5)	—	(50.0)
Gain (loss) on strategic investments (3) (8)	(2.5)	0.1	(2.5)	(4.7)
Proxy contest charges (3) (9)	(0.3)	—	(8.2)	—
Net income (loss)	$(146.5)	$(283.7)	$(126.0)	$(339.7)
_______________
(1) Segment EBITDA is the primary measure used by our chief operating decision maker ("CODM"), the CEO and President of Ingevity, to evaluate the performance of and allocate resources among our reportable segments. Segment EBITDA is defined as segment net sales less segment operating expenses (segment operating expenses consist of costs of sales, selling, general and administrative expenses, research and technical expenses, other (income) expense, net, excluding depreciation and amortization). We have excluded the following items from segment EBITDA: interest expense associated with corporate debt facilities, interest income, income taxes, depreciation, amortization, restructuring and other income (charges), net, inventory lower of cost or market charges associated with restructuring actions, goodwill impairment charges, acquisition and other-related income (costs), litigation verdict charges, gain (loss) on strategic investments, loss on CTO resales, CTO supply contract termination charges, proxy contest charges, and pension and postretirement settlement and curtailment income (charges), net.
(2) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2025	2024	2025	2024
Performance Materials	$9.9	$9.7	$19.8	$19.3
Performance Chemicals	7.4	10.1	14.7	22.5
Advanced Polymer Technologies	8.3	7.5	16.0	15.1
Depreciation and amortization	$25.6	$27.3	$50.5	$56.9
(3) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 7.
(4) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2025	2024	2025	2024
Performance Materials	$—	$—	$—	$0.1
Performance Chemicals	16.0	13.1	27.7	75.9
Advanced Polymer Technologies	5.9	—	6.5	(0.1)
Restructuring and other (income) charges, net	$21.9	$13.1	$34.2	$75.9
(5) For the three and six months ended June 30, 2025, charges relate to the Advanced Polymer Technologies reportable segment. For the three and six months ended June 30, 2024, charges relate to the Performance Chemicals reportable segment.
(6) For the three and six months ended June 30, 2024, charges relate to the Performance Chemicals reportable segment.
Financial Schedules - Page 2

(7) For the three and six months ended June 30, 2024, inventory charges represent lower of cost or market charges associated with the Performance Chemicals repositioning. These charges were not allocated in the measurement of our Performance Chemicals reportable segment profitability used by our CODM. Amounts are included in "Cost of sales" on the condensed consolidated statement of operations.
(8) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2025	2024	2025	2024
Performance Materials	$—	$(0.1)	$—	$(0.1)
Performance Chemicals	—	—	—	4.8
Advanced Polymer Technologies	2.5	—	2.5	—
(Gain) loss on strategic investments	$2.5	$(0.1)	$2.5	$4.7
(9) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.

Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

In millions	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$76.9	$68.0
Accounts receivable, net	193.4	141.0
Inventories, net	220.3	226.8
Prepaid and other current assets	45.4	57.4
Current assets	536.0	493.2
Property, plant, and equipment, net	654.6	658.9
Goodwill	4.3	175.2
Other intangibles, net	279.1	278.8
Deferred income taxes	118.5	117.9
Restricted investment	83.0	81.6
Strategic investments	85.3	87.3
Other assets	116.9	129.7
Total Assets	$1,877.7	$2,022.6

Liabilities
Accounts payable	$101.5	$94.5
Accrued expenses	150.8	58.1
Notes payable and current maturities of long-term debt	94.7	61.3
Other current liabilities	46.1	50.2
Current liabilities	393.1	264.1
Long-term debt including finance lease obligations	1,235.6	1,339.7
Deferred income taxes	57.1	56.2
Other liabilities	71.2	167.4
Total Liabilities	1,757.0	1,827.4
Equity	120.7	195.2
Total Liabilities and Equity	$1,877.7	$2,022.6

Financial Schedules - Page 4

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2025	2024	2025	2024
Cash provided by (used in) operating activities:
Net income (loss)	$(146.5)	$(283.7)	$(126.0)	$(339.7)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	25.6	27.3	50.5	56.9
Restructuring and other (income) charges, net	21.9	13.1	34.2	75.9
CTO resales	—	23.5	—	50.0
(Gain) loss on strategic investment	2.5	(0.1)	2.5	4.7
Goodwill impairment charge	183.8	349.1	183.8	349.1
Other non-cash items	3.5	(50.8)	11.1	(52.6)
Changes in operating assets and liabilities, net of effect of acquisitions:
Restructuring and other cash outflow, net	(11.5)	(12.9)	(23.1)	(22.9)
CTO resales cash inflow (outflow), net	—	(25.5)	6.2	(45.3)
Changes in other operating assets and liabilities, net	(0.3)	(10.3)	(34.8)	(58.5)
Net cash provided by (used in) operating activities	$79.0	$29.7	$104.4	$17.6
Cash provided by (used in) investing activities:
Capital expenditures	$(12.2)	$(18.1)	$(22.2)	$(34.7)
Proceeds from disposition of assets	—	—	3.6	—
Other investing activities, net	9.4	0.3	4.3	0.6
Net cash provided by (used in) investing activities	$(2.8)	$(17.8)	$(14.3)	$(34.1)
Cash provided by (used in) financing activities:
Proceeds from revolving credit facility and other borrowings	$66.2	$38.8	$158.5	$120.2
Payments on revolving credit facility and other borrowings	(129.0)	(28.1)	(229.3)	(83.1)
Finance lease obligations, net	(0.2)	(0.2)	(0.6)	(0.6)
Tax payments related to withholdings on vested equity awards	—	(0.2)	(2.6)	(2.8)
Net cash provided by (used in) financing activities	$(63.0)	$10.3	$(74.0)	$33.7
Increase (decrease) in cash, cash equivalents, and restricted cash	13.2	22.2	16.1	17.2
Effect of exchange rate changes on cash	3.0	(2.0)	4.4	(3.8)
Change in cash, cash equivalents, and restricted cash(1)	16.2	20.2	20.5	13.4
Cash, cash equivalents, and restricted cash at beginning of period	90.9	105.1	86.6	111.9
Cash, cash equivalents, and restricted cash at end of period (1)	$107.1	$125.3	$107.1	$125.3

(1) Includes restricted cash of $30.2 million and $17.9 million and cash and cash equivalents of $76.9 million and $107.4 million at June 30, 2025 and 2024, respectively. Restricted cash is included within "Prepaid and other current assets" and "Restricted investment" within the condensed consolidated balance sheets.

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$22.6	$25.3	$37.2	$42.3
Cash paid for income taxes, net of refunds	1.2	19.3	5.6	22.2
Purchases of property, plant, and equipment in accounts payable	(0.6)	(0.9)	2.3	1.8
Leased assets obtained in exchange for new operating lease liabilities	0.4	1.5	0.4	1.9

Financial Schedules - Page 5

Ingevity Corporation
Non-GAAP Financial Measures
Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP on the following pages. These financial measures are not meant to be considered in isolation nor as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. Investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance, liquidity measures, and projected future results.
Ingevity uses the following non-GAAP measures:
Adjusted earnings (loss) is defined as net income (loss) plus restructuring and other (income) charges, net, goodwill impairment charges, acquisition and other-related (income) costs, pension and postretirement settlement and curtailment (income) charges, loss on CTO resales, CTO supply contract termination charges, (gain) loss on strategic investments, debt refinancing fees, litigation verdict charges, proxy contest charges, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Diluted adjusted earnings (loss) per share is defined as diluted earnings (loss) per common share plus restructuring and other (income) charges, net, per share, goodwill impairment charges per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges per share, loss on CTO resales per share, CTO supply contract termination charges per share, (gain) loss on strategic investments per share, debt refinancing fees per share, litigation verdict charge per share, proxy contest charges per share and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Adjusted EBITDA is defined as net income (loss) plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, goodwill impairment charges, acquisition and other-related (income) costs, litigation verdict charges, (gain) loss on strategic investments, loss on CTO resales, CTO supply contract termination charges, proxy contest charges, and pension and postretirement settlement and curtailment (income) charges, net.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Net sales.
Free Cash Flow is defined as the sum of net cash provided by (used in) the following items: operating activities less capital expenditures.
Net Debt is defined as the sum of notes payable, short-term debt, current maturities of long-term debt and long-term debt including finance lease obligations less the sum of cash and cash equivalents, restricted cash associated with our new market tax credit financing arrangement, and restricted investment associated with certain finance lease obligations, excluding the allowance for credit losses on held-to-maturity debt securities held within the restricted investment.
Net Debt Ratio is defined as Net Debt divided by the last twelve months Adjusted EBITDA, inclusive of acquisition-related pro forma adjustments.
Ingevity's management also uses the above financial measures as the primary measures of profitability and liquidity of the business. In addition, Ingevity believes Adjusted EBITDA and Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.
GAAP Reconciliation of 2025 Adjusted EBITDA Guidance
A reconciliation of net income to adjusted EBITDA as projected for 2025 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other-related (income) costs; litigation verdict charges; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to legislative tax rate changes. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in adjusted EBITDA, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact adjusted EBITDA.
Financial Schedules - Page 6

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted Earnings (Loss) (Non-GAAP) and Reconciliation of Diluted Earnings (Loss) per Common Share (GAAP) to Diluted Adjusted Earnings per Share (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share data (unaudited)	2025	2024	2025	2024
Net income (loss) (GAAP)	$(146.5)	$(283.7)	$(126.0)	$(339.7)
Restructuring and other (income) charges, net (1)	21.9	13.1	34.2	75.9
Goodwill impairment charge (2)	183.8	349.1	183.8	349.1
Acquisition and other-related costs (3)	—	(0.2)	—	0.1
Loss on CTO resales (4)	—	23.5	—	50.0
(Gain) loss on strategic investments (5)	2.5	(0.1)	2.5	4.7
Proxy contest charges (6)	0.3	—	8.2	—
Tax effect on items above (7)	(51.8)	(92.0)	(56.5)	(114.7)
Certain discrete tax provision (benefit) (8)	40.9	27.1	41.3	28.0
Adjusted earnings (loss) (Non-GAAP)	$51.1	$36.8	$87.5	$53.4

Diluted earnings (loss) per common share (GAAP)	$(4.02)	$(7.81)	$(3.46)	$(9.36)
Restructuring and other (income) charges, net	0.60	0.36	0.94	2.09
Goodwill impairment charge	5.03	9.62	5.03	9.62
Acquisition and other-related costs	—	(0.01)	—	—
Loss on CTO resales	—	0.65	—	1.38
(Gain) loss on strategic investments	0.07	—	0.07	0.13
Proxy contest charges	0.01	—	0.22	—
Tax effect on items above	(1.42)	(2.55)	(1.55)	(3.17)
Certain discrete tax provision (benefit)	1.12	0.75	1.13	0.77
Diluted adjusted earnings (loss) per share (Non-GAAP)	$1.39	$1.01	$2.38	$1.46
Weighted average common shares outstanding - Diluted (9)	36.7	36.5	36.7	36.5
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(1) We regularly perform strategic reviews and assess the return on our operations, which sometimes results in a plan to restructure the business. These costs are excluded from our reportable segment results; details of which are included in the table below. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended June 30,		Six Months Ended June 30,
In millions	2025	2024	2025	2024
Work force reductions and other	$9.7	$—	$10.9	$—
Performance Chemicals repositioning	12.2	10.0	23.3	72.3
Restructuring charges (i)	$21.9	$10.0	$34.2	$72.3
North Charleston plant transition	—	3.1	—	3.6
Other (income) charges, net (i)	$—	$3.1	$—	$3.6
Restructuring and other (income) charges, net (ii)	$21.9	$13.1	$34.2	$75.9
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(i) Amounts are recorded within Restructuring and other (income) charges, net on the condensed consolidated statement of operations.
(ii) For information on our Workforce reductions and other, Performance Chemicals' repositioning, and North Charleston plant transition costs please refer to Note 15, Restructuring and Other (Income) Charges, net, in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2024, filed on February 19, 2025. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2025.

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INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

(2) During the second quarter of 2025, the company concluded that the carrying value of the Advanced Polymer Technologies reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge. During the second quarter of 2024, the company concluded that the carrying value of the Performance Chemicals reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge.
(3) Charges represent (gains) losses incurred to complete and integrate acquisitions and other strategic investments. Charges may include the expensing of the inventory fair value step-up resulting from the application of purchase accounting for acquisitions and certain legal and professional fees associated with the completion of acquisitions and strategic investments. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.
(4) Due to the DeRidder Plant closure and the corresponding reduced CTO refining capacity, we were obligated, under an existing CTO supply contract, to purchase CTO through 2025 at amounts in excess of required CTO volumes. On July 1, 2024, the CTO supply contract that resulted in these excess CTO volumes was terminated. As a result of the termination, the purchases under the CTO supply contract ended effective June 30, 2024. The CTO resale activity described above ended in 2024.
(5) We exclude gains and losses from strategic investments from our segment results, as well as our non-GAAP financial measures, because we do not consider such gains or losses to be directly associated with the operational performance of the segment. We believe that the inclusion of such gains or losses, would impair the factors and trends affecting the historical financial performance of our reportable segments. We continue to include undistributed earnings or loss, distributions, amortization or accretion of basis differences, and other-than-temporary impairments for equity method investments that we believe are directly attributable to the operational performance of such investments, in our reportable segment results.
(6) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(7) Income tax impact of non-GAAP adjustments is the summation of the calculated income tax charge related to each pre-tax non-GAAP adjustment. The non-GAAP adjustments relate primarily to adjustments in the United States. As such, the income tax effect is calculated using the statutory tax rates of 21% for the United States and approximately 2.5% for state and local taxes, applied to the non-GAAP adjustments.
(8) Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes.
(9) The average number of shares outstanding used in the three and six months ended 2025 diluted adjusted earnings (loss) per share computation (Non-GAAP) includes 0.2 and 0.3 million diluted shares, respectively. The average number of shares outstanding used in the three and six months ended 2024 diluted adjusted earnings (loss) per share computation (Non-GAAP) includes 0.2 million diluted shares, respectively. This number of shares differs from the average number of shares outstanding used in diluted earnings (loss) per share computations (GAAP) as we had a net loss on a GAAP basis.
Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except percentages (unaudited)	2025	2024	2025	2024
Net income (loss) (GAAP)	$(146.5)	$(283.7)	$(126.0)	$(339.7)
Provision (benefit) for income taxes	3.8	(50.9)	10.1	(66.8)
Interest expense, net	18.6	23.2	38.0	45.5
Depreciation and amortization	25.6	27.3	50.5	56.9
Restructuring and other (income) charges, net (1)	21.9	13.1	34.2	75.9
Goodwill impairment charge (1)	183.8	349.1	183.8	349.1
Acquisition and other-related (income) costs (1)	—	(0.2)	—	0.1
Loss on CTO resales (1)	—	23.5	—	50.0
(Gain) loss on strategic investments (1)	2.5	(0.1)	2.5	4.7
Proxy contest charges (1)	0.3	—	8.2	—
Adjusted EBITDA (Non-GAAP)	$110.0	$101.3	$201.3	$175.7

Net sales	$365.1	$390.6	$649.1	$730.7
Net income (loss) margin	(40.1)%	(72.6)%	(19.4)%	(46.5)%
Adjusted EBITDA margin	30.1%	25.9%	31.0%	24.0%
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(1) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 7.

Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Calculation of Free Cash Flow (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions (unaudited)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$79.0	$29.7	$104.4	$17.6
Less: Capital expenditures	12.2	18.1	22.2	34.7
Free Cash Flow (Non-GAAP)	$66.8	$11.6	$82.2	$(17.1)

Financial Schedules - Page 10

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Calculation of Net Debt Ratio (Non-GAAP)

In millions, except ratios (unaudited)	June 30, 2025
Notes payable and current maturities of long-term debt	$94.7
Long-term debt including finance lease obligations	1,235.6
Debt issuance costs	3.7
Total Debt	1,334.0
Less:
Cash and cash equivalents (1)	77.0
Restricted investment (2)	83.2
Net Debt	$1,173.8

Net Debt Ratio (Non GAAP)
Adjusted EBITDA
Twelve months ended December 31, 2024	$362.7
Six months ended June 30, 2024 (3)	(175.7)
Six months ended June 30, 2025 (3)	201.3
Adjusted EBITDA - last twelve months (LTM) as of June 30, 2025	$388.3

Net debt ratio (Non GAAP)	3.0x
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(1) Includes $0.1 million of Restricted Cash related to the New Market Tax Credit arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our condensed consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027. Excludes $0.2 million allowance for credit losses on held-to-maturity debt securities.

(3) Refer to the Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP) schedule on page 9 for the reconciliation to the most comparable GAAP financial measure.

Financial Schedules - Page 11